Exhibit 4.21

AMENDMENT NO. 3 TO SENIOR SECURED CREDIT FACILITY

AMENDMENT NO. 3 dated as of December 23, 2010 (the "Amendment No. 3"), among the undersigned (i) EXCEL MARITIME CARRIERS LTD., a Liberian corporation, as borrower (the "Borrower"), (ii) the banks, financial institutions and other institutional lenders listed Lenders on the signature pages hereof, (iii) NORDEA BANK FINLAND PLC, LONDON BRANCH individually ("Nordea") and as Administrative Agent (the "Administrative Agent") for the Secured Parties, (iv) NORDEA, DVB BANK SE, DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT ("DB"), GENERAL ELECTRIC CAPITAL CORPORATION, and HSH NORDBANK AG, as lead arrangers (the "Lead Arrangers"), (v) NATIONAL BANK OF GREECE S.A., CREDIT SUISSE AG (previously known as Credit Suisse) and BNP PARIBAS S.A. (as assignee of BNP PARIBAS FORTIS), as co-arrangers (the "Co-Arrangers"), (vi) NORDEA and DB, as book runners and (vii) NORDEA, as Issuing Bank, to the SENIOR SECURED CREDIT FACILITY, dated as of April 14, 2008, as amended by Amendment No. 1 to Senior Secured Credit Facility dated as March 31, 2009, as further amended by Amendment No. 2 to Senior Secured Credit Facility dated as of June 1, 2010 (as so amended, the "Original Credit Agreement"), among (i) the Borrower, (ii) the Lenders party thereto, (iii) the Administrative Agent appointed thereunder, (iv) the Lead Arrangers, (v) the Co-Arrangers, (vi) the book runners and (vii) the Issuing Bank.  The Original Credit Agreement as amended by this Amendment No.3, and as the same may be further amended, modified or supplemented from time to time, is herein called the "Credit Agreement."  Capitalized terms used herein and not otherwise defined shall have the meaning defined in the Credit Agreement.

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Administrative Agent, the Lenders and the other parties thereto have executed and delivered the Credit Agreement and the other Loan Documents; the Lenders have made Advances to the Borrower; and to secure the Obligations of the Loan Parties under the Credit Agreement and the other Loan Documents, the Collateral Documents have been executed and delivered and the Ship Mortgages have been duly recorded in the relevant ship registries in accordance with applicable law.

(2)           The Borrower has requested, and the Lenders have agreed to, certain amendments to the Original Credit Agreement, subject to the terms and conditions and otherwise as set forth herein.

(3)           The Lenders, by their respective signatures set forth below, hereby direct the Administrative Agent (i) to facilitate the execution and delivery of this Amendment No. 3, and (ii) to carry out the transactions hereby contemplated.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT

Section 1.  Section 5.04(f) of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(f) Vessel Fair Market Value.  The aggregate Fair Market Value of the ollateral Vessels shall at all times be at least 135% of the then aggregate outstanding principal amount of the Facilities; provided that, so long as any Default in respect of this Section 5.04(f) is not caused by any voluntary Vessel Disposition, such Default shall not constitute an Event of Default so long as within 45 days of the occurrence of such Default, the Borrower shall either (i) post additional collateral satisfactory to all Lenders as set forth in Section 8.01(b), pursuant to security documentation reasonably satisfactory in form and substance to all Lenders, sufficient to cure such Default (and shall at all times during such period and prior to satisfactory completion thereof, be diligently carrying out such actions) or (ii) repay the outstanding principal balance of the Advances in an amount sufficient to cure such Default (it being understood that any action taken in respect of this proviso shall only be effective to cure such Default pursuant to this Section 5.04(f) to the extent that no Default or Event of Default exists hereunder immediately after giving effect thereto)."

ARTICLE II

BORROWER'S REPRESENTATIONS AND WARRANTIES

Section 1. The Borrower represents and warrants as follows:

(a)           Each Loan Party and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation or limited liability company in each jurisdiction other than its jurisdiction of formation in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate (or limited liability company) power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  Each Loan Party that is a Liberian corporation is a non-resident domestic corporation as defined in the relevant laws of the Republic of Liberia and has no taxable presence or permanent establishment in Liberia as referred to in Section 803 of the Revenue Code of Liberia (2000).

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Nordea Senior Secured Credit Facility Amendment No. 3

(b)           The execution, delivery and performance of this Amendment No. 3 is within its powers, has been duly authorized by all necessary corporate action, and does not (i) contravene its charter or bylaws; (ii) violate any law, rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the United States Federal Reserve System), order, writ, judgment, injunction, decree, determination r award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any agreement respecting Indebtedness or any other material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it or any of its properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any Collateral.  No Loan Party or any of it Subsidiaries is in material violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award except to the extent that any such violation, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

(c)           This Amendment No. 3 has been duly authorized, executed and delivered by the Borrower and each other Loan Party as applicable to each such Loan Party.  This Amendment No. 3 constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) but not excepting fraudulent conveyance laws.

(d)           No Default or Event of Default has occurred and is continuing, or will result upon execution and delivery of this Amendment No. 3 or giving effect to the transactions hereby contemplated.

ARTICLE III

MISCELLANEOUS

Section 1.  Except as expressly modified by this Amendment No. 3, all of the terms and conditions of the Original Credit Agreement and each other Loan Document remain in full force and effect and are hereby ratified and confirmed by the parties and are incorporated by reference in this Amendment No. 3 and in each other Loan Document to the same extent as if set forth in this Amendment No. 3 in their entirety.

Section 2.  This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, respectively, when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Amendment No. 3 shall be effective as delivery of an original executed counterpart of this Amendment No. 3.

Section 3.  The Borrower agrees to pay a fee of $5,000 to each of the Lenders, who has given its written consent hereto on or before December 17, 2010.  Such fee shall be paid to the Administrative Agent for distribution by it to the relevant Lenders.  Such fee is payable by the Borrower on or prior to the execution of the Amendment No. 3 as a precondition thereof.

Section 4.  THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

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Nordea Senior Secured Credit Facility Amendment No. 3

Section 5.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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Nordea Senior Secured Credit Facility Amendment No. 3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXCEL MARITIME CARRIERS LTD., AS
borrower

By: /s/ P. Kanellopoulos
Name: P. Kanellopoulos
Title: CFO

NORDEA BANK FINLAND PLC, LONDON

By: /s/ Ulf B. Andersson
Name: B. Andersson
Title: Head of Shipping, Offshore & Oil Services London

By: /s/ Peter Roberts
Name: Peter Roberts

Nordea Senior Secured Credit Facility Amendment No. 3

NORDEA BANK FINLAND PLC, LONDON

By: /s/ Ulf B. Andersson
Name: Ulf B. Andersson
Title: Head of Shipping, Offshore & Oil Services

By: /s/ Peter Roberts
Name: Peter Roberts

Nordea Senior Secured Credit Facility Amendment No. 3

CREDIT SUISSE AG (previously known as Credit Suisse), as Lender

By: /s/ Stephen Schurch
Name: Stephan Schurch
Title: Vice President

By: /s/ Georgios Tzelepis
Name: Georgios Tzelepis
Title: Assistant Vice President

Nordea Senior Secured Credit Facility Amendment No. 3

DVB BANK SE, as Lender

By: /s/ Ingo Fruhauf
Name: Ingo Fruhauf
Title: Vice President

By: /s/ Klaus Schurmann
Name: Klaus Schurmann
Title: Vice President

Nordea Senior Secured Credit Facility Amendment No. 3

DEUTSCHE BANK AG FILIALE
DEUTSCHLANDGESCHAFT, as Lender

By: /s/ Tilman Stein
Name: Tilman Stein
Title: Director

By: /s/ Kerstin Seefeld
Name: Kerstin Seefeld
Title: Director

Nordea Senior Secured Credit Facility Amendment No. 3

HSH NORDBANK AG, as Lender

By: /s/ Bjorn Kaufmann
Name: Bjorn Kaufmann
Title: Senior Vice President

By: /s/ Natalia Verwega
Name: Natalia Verwega
Title: Vice President

Nordea Senior Secured Credit Facility Amendment No. 3

GENERAL ELECTRIC CAPITAL CORPORATION,
as Lender

By: /s/ Steven V. Gonzalez
Name: Steven V. Gonzalez
Title: Attorney-in-Fact

Nordea Senior Secured Credit Facility Amendment No. 3

NATIONAL BANK OF GREECE S.A.,
as Lender

By: /s/ Kalyvas Christos
Name: Kalyvas Christos
Title:

Nordea Senior Secured Credit Facility Amendment No. 3

BNP PARIBAS S.A., as Lender

By: /s/ Y. Karamanolis
Name: Y. Karamanolis
Title:

BNP PARIBAS S.A., as Lender

By: /s/ Stratos Andrianis
Name: Stratos Andrianis
Title:

Nordea Senior Secured Credit Facility Amendment No. 3

LANDESBANK HESSEN – THURINGEN GIROZENTRALE

By: /s/ Axel Zipser
Name: Axel Zipser
Title: Vice President

LANDESBANK HESSEN – THURINGEN GIROZENTRALE

By: /s/ Stefan Muhling
Name: Stefan Muhling
Title: Vice President

Nordea Senior Secured Credit Facility Amendment No. 3

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

By: /s/ S. Zurmuhlen
Name: S. Zurmuhlen
Title: Prokurist, Assistant General Manager

By: /s/ I. Bohlig
Name: I. Bohlig
Title: Abteilungsdirektor, Deputy General Manager

Nordea Senior Secured Credit Facility Amendment No. 3

BNP PARIBAS (SUISSE) SA

By: /s/ Olivier Blanchet
Name: Olivier Blanchet
Title:

BNP PARIBAS (SUISSE) SA

By: /s/ Amelia Prost-Greco
Name: Amelia Prost-Greco
Title:

Nordea Senior Secured Credit Facility Amendment No. 3

SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By: /s/ N. Amundsen
Name: N. Amundsen
Title:

SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By: /s/ Per Olay Bucher-Johannessen
Name: Per Olay Bucher-Johannessen
Title:

Nordea Senior Secured Credit Facility Amendment No. 3

THE ROYAL BANK OF SCOTLAND N.V.

By: /s/ Polymnia Lazopoulou
Name: Polymnia Lazopoulou
Title: Relationship Banker

Nordea Senior Secured Credit Facility Amendment No. 3

CITIBANK INTERNATIONAL plc GREECE

By: /s/ Takis Constantaras
Name: Takis Constantaras
Title: Managing Director Corporate Bank

Nordea Senior Secured Credit Facility Amendment No. 3

NATIXIS

By: /s/ Sylvie Noel
Name: Sylvie Noel
Title:

NATIXIS

By: /s/ Franck Chambras
Name: Franck Chambras
Title:

Nordea Senior Secured Credit Facility Amendment No. 3

The undersigned Guarantors, by their respective signatures set forth below, acknowledge notice, as of the date thereof, and consent to, the foregoing AMENDMENT NO. 3 TO SENIOR SECURED CREDIT FACILITY, dated as of December 23, 2010, among (i) EXCEL MARITIME CARRIERS LTD., a Liberian corporation, as borrower (the "Borrower"), (ii) the banks, financial institutions and other institutional lenders listed as Lenders on the signature pages thereof, (iii) NORDEA BANK FINLAND PLC, LONDON BRANCH ("Nordea"), as "Administrative Agent") for the  Secured Parties (as therein defined), (iv) NORDEA, DVB BANK SE, DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT ("DB"), GENERAL ELECTRIC CAPITAL CORPORATION, and HSH NORD BANK AG, as lead arrangers, (v) NATIONAL BANK OF GREECE S.A., CREDIT SUISSE AG (previously known as Credit Suisse) and BNP PARIBAS S.A. (as assignee of BNP PARIBAS FORTIS), as co-arrangers, (vi) NORDEA and DB, as book runners and (vii) NORDEA, as Issuing Bank. to the SENIOR SECURED CREDIT FACILITY, dated as of April 14, 2008, as amended by Amendment No. 1 to Senior Secured Credit Facility, dated as of March 31, 2009, as further amended by Amendment No. 2 to Senior Secured Credit Facility dated as of June 1, 2010, and the transaction thereby contemplated.

Whitelaw Enterprise Co.	Coal Hunter Shipco LLC
Marias Trading Inc.	Santa Barbara Shipco LLC
Amanda Enterprises Limited	Ore Hansa Shipco LLC
Yasmine International Inc.	Iron Kalypso Shipco LLC
Snapper Marine Ltd.	Iron Bill Shipco LLC
Harvey Development Corp.	Pascha Shipco LLC
Tanaka Services Ltd.	Coal Gypsy Shipco LLC
Candy Enterprises Inc.	Iron Fuzeyya Shipco LLC
Fianna Navigation S.A.	Iron Anne Shipco LLC
Barland Holdings Inc.	Iron Vassilis Shipco LLC
Ingram Limited	Grain Express Shipco LLC
Thurman International Ltd.	Iron Knight Shipco LLC
Fountain Services Limited	Grain Harvester Shipco LLC
Teagan Shipholding S.A	Coal Pride Shipco LLC
Castalia Services Ltd.	Fearless Shipco LLC
Centel Shipping Company Limited	King Coal Shipco LLC
Iron Miner Shipco LLC	Coal Glory Shipco LLC
Lowlands Beilun Shipco LLC	Coal Age Shipco LLC
Kirmar Shipco LLC	Iron Man Shipco LLC
Iron Beauty Shipco LLC	Barbara Shipco LLC
Iron Bradyn Shipco LLC	Linda Leah Shipco LLC
Iron Manolis Shipco LLC	Sandra Shipco LLC
Iron Brooke Shipco LLC	Bird Acquisition Corp. (formerly known as Quintana Maritime Limited)
Iron Lindrew Shipco LLC	Point Holdings Ltc.
By:_______________ Name: Efstathia Sereti Title Legal Counsel	By:_______________ Name: Efstathia Sereti Title Legal Counsel

Nordea Senior Secured Credit Facility Amendment No. 3